Exhibit 99.1

FOR IMMEDIATE RELEASE

FEBRUARY 24, 2015

Contact:                                                Jill McMillan, Vice President, Communications and Investor Relations

Phone: (214) 721-9271

Jill.McMillan@enlink.com

ENLINK MIDSTREAM TO HOST ANNUAL ANALYST AND INVESTOR CONFERENCE ON MARCH 30

DALLAS, FEBRUARY 24, 2015 --- The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE: ENLK) and EnLink Midstream, LLC (NYSE:ENLC) (together “EnLink Midstream”), today announced that EnLink will host its annual analyst and investor conference on Monday, March 30, 2015, from 1:00 p.m. — 5:30 p.m. Central time at the Hotel Monteleone in New Orleans, Louisiana.

Members of EnLink’s senior management team, led by Barry E. Davis, President and Chief Executive Officer, will discuss business accomplishments, industry trends, and market opportunities. Steve J. Hoppe, Executive Vice President and President of the Gas Gathering, Processing and Transportation Business, and Mac Hummel, Executive Vice President and President of the Natural Gas Liquids and Crude Oil Business, will provide an overview of their respective business units and future growth opportunities during panel discussions with EnLink leaders. Michael J. Garberding, EnLink Midstream Executive Vice President and Chief Financial Officer, will provide a financial update. Dave Hager, Devon Energy Chief Operating Officer, will participate in the event and provide an overview of Devon Energy’s operations and opportunities with EnLink.

The dial-in number to listen to the live broadcast via conference call is 1-877-201-0168. Callers outside the United States should dial 1-647-788-4901. The Conference ID is 69017286 for all participants. Callers are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at http://event.on24.com/r.htm?e=927345&s=1&k=B4FBA6754409FB4550AF5793D98676F1. EnLink Midstream to Host Annual Analyst and Investor Conference on Monday, March 30

Pre-registrants will be issued a pin number to use when dialing in to the live broadcast, which will provide quick access to the conference by bypassing the operator upon connection. A copy of the related presentation materials will be available on March 30, 2015, on the Investors page of EnLink Midstream’s website at www.EnLink.com. Interested parties also can access a live webcast of the conference on EnLink Midstream’s Investors webpage, and after the conference, a replay of the webcast will be available.

About the EnLink Midstream Companies

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 8,800 miles of gathering and transportation pipelines, 13 processing plants with 3.4 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Additional information about the EnLink Midstream companies can be found at www.EnLink.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by EnLink Midstream and include statements about the timing and content of EnLink Midstream’s analyst and investor conference.  Although EnLink Midstream believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different.  EnLink Midstream has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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